UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      April 14, 2016

ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As more fully described below, for comparison purposes, the Company is furnishing the following revised segment information as a result of the reorganization of its reportable segments to include a Corporate segment as well as various strategic transactions we’ve completed recently. We have posted this revised financial information to our website, www.anixter.com/investor.

In the third quarter of 2014, Anixter International Inc. (sometimes referred to herein as "we", "our" and the "Company"), through its wholly-owned operating subsidiary, Anixter Inc., acquired all of the outstanding shares of Tri-Northern Acquisition Holdings, Inc. ("Tri-Ed"). During the second quarter of 2015, we closed the sale of our OEM Supply - Fasteners ("Fasteners") business and in the fourth quarter of 2015, we completed the acquisition of the HD Supply Power Solutions business ("Power Solutions"). Beginning in the fourth quarter of 2012 and through the first quarter of 2015, the Company's reporting units were consistent with its operating segments of Enterprise Cabling & Security Solutions ("ECS"), Electrical and Electronic Wire & Cable ("W&C"), and Fasteners. When we closed the sale of the Fasteners business in the second quarter of 2015, our remaining operating segments were ECS and W&C and our Fasteners business was reported as discontinued operations.

In the fourth quarter of 2015, in connection with the acquisition of Power Solutions, our historical ECS segment was renamed Network & Security Solutions ("NSS"). The low voltage business of Power Solutions was combined with our historical W&C segment and renamed Electrical & Electronic Solutions ("EES"). The high voltage business of Power Solutions forms the Utility Power Solutions ("UPS") segment.

The categorization of net sales by end market is determined using a variety of data points including the technical characteristic of the product, the "sold to" customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. We also have largely specialized our sales organization by segment. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs, we reclassify net sales by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

We also incur public company and corporate expenses to obtain and coordinate financing, tax, information technology, legal and other related services. These corporate expenses have historically been allocated to the segments based primarily on projected sales and estimated use of time. In the first quarter of 2016, we reorganized our reportable segments to include a Corporate segment. As a result, corporate costs will no longer be allocated to the segments.

This information has been prepared to give effect to the new segment structure, the acquisitions of Tri-Ed and Power Solutions, and our divestiture of the Fasteners business as well as the reclassification of net sales of various product categories between segments as described above. The unaudited revised pro forma selected financial information is based upon the historical financial statements of the Company, Tri-Ed and Power Solutions. We have also revised prior periods so that the historical results are comparable to our results from continuing operations as a result of the sale of our Fastener business and the reorganization of our segments.

In addition to reported results in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this information includes certain financial measures computed using non-GAAP components as defined by the Securities and Exchange Commission. We believe that by reporting this information both management and investors are provided with meaningful information to understand and analyze our underlying operational trends and other aspects of our financial performance related to our continuing operations. Historically and from time to time, we may also exclude other items from reported financial results (e.g., impairment charges, inventory adjustments, restructuring charges, tax items, currency devaluations, etc.) so that both management and financial statement users can use these non-GAAP financial measures to better understand and evaluate our performance period over period and to analyze the underlying operational trends of our business. As a result of the acquisitions of Tri-Ed and Power Solutions, beginning in the first quarter of 2016, we plan to begin excluding amortization of intangible asset charges associated with purchase accounting from acquisitions from our reported financial results.

From time to time, we may update this information on our website. This information is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

Dated:	April 14, 2016	By: /s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer